UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (628) 229-9277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name Of Each Exchange
Title of Each Class	Trading Symbol(s)	On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 18, 2023, Structure Therapeutics Inc. (the Company) issued a press release and will be hosting a conference call and webcast to discuss the results of its Phase 2a proof-of-concept study of its oral GLP-1 agonist, GSBR-1290, in type 2 diabetes mellitus (T2DM) and obesity and provide a comprehensive program update.

Copies of the press release and investor presentation the Company intends to use during the conference call and webcast are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively.

The information set forth in this Item 7.01 and in the press release and investor presentation attached hereto as Exhibits 99.1 and 99.2, respectively, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section.  The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01 Other Events.

GSBR-1290 – Phase 2a Study

The randomized, double-blind, 12-week placebo-controlled Phase 2a clinical trial has enrolled a total of 94 participants to date, including 60 participants randomized to GSBR-1290. The T2DM cohort enrolled 54 participants, randomized to GSBR-1290 45 mg (n=10) or 90 mg (n=26), or placebo (n=18), dosed once daily. The obesity cohort initially enrolled 40 individuals randomized to GSBR-1290 120 mg (n=24) or placebo (n=16), once-daily. An additional 24 participants are currently being enrolled in the obesity arm as previously announced and will also be randomized 3:2 to GSBR-1290 or placebo.

The primary endpoint of the Phase 2a study is safety and tolerability of GSBR-1290. Key secondary endpoints include reduction in weight for both cohorts, as well as reduction in HbA1c for the T2DM cohort.

Safety and Tolerability Results

GSBR-1290 demonstrated encouraging safety and tolerability following repeated, daily dosing for all doses studied (up to 120 mg) in the obesity and T2DM cohorts.

•	The majority (88 to 96%, depending on study arm) of adverse events (AEs) reported were mild to moderate.
•	There were no serious adverse events (SAEs) related to study drug.
•	As expected for this mechanism of action, leading AEs were gastrointestinal-related. The two most common AEs were nausea and vomiting.
•	There were no cases of elevated liver enzymes in the obesity cohort. One participant in the T2DM treatment group experienced an event of elevated liver enzymes without an increase in bilirubin initially at day 8 while receiving 5 mg of study drug. This participant was diagnosed with fatty liver disease while in the study.
•	Of the 60 participants dosed with GSBR-1290, only one participant discontinued the study due to AEs related to study drug (none in the obesity cohort and one (2.8%) in the T2DM cohort).

Table 1: Summary of Treatment Emergent Adverse Events (TEAEs)

	Phase 2a TDM Cohort (12-week data)			Phase 2a Obesity Cohort (12-week interim data)
Event, N (%)	GSBR-1290 45 mg (n=10)	GSBR-1290 90 mg (n=26)	Placebo (n=18)	GSBR-1290 120 mg (n=24)	Placebo (n=16)
Any TEAE	10 (100)	25 (96.2)	8 (44.4)	23 (95.8)	11 (68.8)
Any TEAE by maximum severity
Mild	2 (20)	6 (23.1)	6 (33.3)	6 (25)	9 (56.3)
Moderate	7 (70)	17 (65.4)	2 (11.1)	17 (70.8)	2 (12.5)
Severe	0	2 (7.7)	0	0	0
Any SAEs	1 (10)	1 (3.8)	0	0	0
Any SAEs related to study drug	0	0	0	0	0

Efficacy Results

GSBR-1290 demonstrated clinically meaningful activity in both T2DM and obesity cohorts.

•	In the T2DM cohort, there was a statistically significant HbA1c reduction (- 1.01 to -1.02%, placebo-adjusted) at Week 12 (Table 2). The study demonstrated a statistically significant and clinically meaningful reduction in weight at Week 12 (-3.26% to -3.51%, placebo-adjusted) (Table 3). Weight loss continued to decrease through Week 12.
•	Results of the interim analysis in the obesity cohort, showed a statistically significant and clinically meaningful decrease in weight at Week 8 (-4.74%, placebo-adjusted) (Table 4). Weight loss continued to decrease throughout the eight weeks of treatment.

Table 2: Diabetes cohort least square means difference (LSM) change in HbA1C from baseline to 12 weeks (%)

	GSBR-1290 45 mg (n=10)	GSBR-1290 90 mg (n=26)	Placebo (n=18)
LSM HbA1C change from baseline (%)	-0.79	-0.84	0.18
% HbA1C change placebo-adjusted (LSM, 95% confidence interval (CI))	-1.01 (-1.73, -0.29)	-1.02 (-1.59, -0.44)
P-value vs. placebo	p= 0.008	p= 0.001

* LSM, CI and p value from Mixed Model for Repeated Measures

Table 3: Diabetes cohort LSM change in weight from baseline (%)

	GSBR-1290 45 mg (n=10)	GSBR-1290 90 mg (n=26)	Placebo (n=18)
LSM weight change from baseline (%)	-3.32	-3.22	0.04
% weight change placebo-adjusted (LSM, 95% CI)	-3.51 (-5.58, -1.43)	-3.26 (-5.17, -1.36)	-
P-value vs. placebo	p= 0.0019	p= 0.0013	-

* LSM, CI and p value from Mixed Model for Repeated Measures

Table 4: Obesity Cohort LSM change in weight from baseline (%) 8 week interim results

	GSBR-1290 120 mg (n=24)	Placebo (n=16)
LSM weight change from baseline (%)	-5.55	-0.82
% weight change placebo-adjusted (LSM, 90% CI)	-4.74 (-6.74, -3.10)
P-value vs. placebo	p< 0.0001

* LSM, CI and p value from Mixed Model for Repeated Measures

Phase 1 Japanese Bridging Study

The 4-week Phase 1 Japanese ethnobridging study included healthy lean Japanese participants randomized to GSBR-1290 (n=9) and placebo (n=3), and healthy lean non-Japanese participants receiving GSBR-1290 (n=6). GSBR-1290 demonstrated a substantial weight reduction in Japanese participants (-3.91% on GSBR-1290 vs -1.67% placebo) and in non-Japanese participants (-5.13% not placebo-adjusted), with no discontinuations or dose reductions, and no SAEs. These data will be used for regulatory interactions in Japan in preparation for potential future global studies of GSBR-1290.

6- and 9-Month Toxicology Studies

In preparation for Phase 2b development with longer durations of treatment, the Company has completed 6-month (rodent) and 9-month (non-human primate) toxicology studies to evaluate the safety of GSBR-1290. No major findings were observed in either study, with no test article-related changes observed in the liver, including ALT/AST, at all doses, and a >100 fold safety window at the 120 mg therapeutic dose.

GSBR-1290 Next Steps

Full 12-week results from the Phase 2a obesity cohort (n=64), including data from the additional 24 participants currently being enrolled, are expected in the second quarter of 2024.

The Company plans to initiate a Phase 2b obesity study of GSBR-1290 in the second half of 2024. The study is planned to include at least 275 individuals across the United States and Europe and will include multiple modified dose titration regimens to optimize efficacy and tolerability. An additional Phase 2 study in T2DM is also planned for the second half of 2024 to optimize the efficacy and tolerability of GSBR-1290 in this patient population.

The ongoing formulation bridging and titration optimization study is evaluating capsule versus tablet pharmacokinetics (PK) and exploring different titration regimens. This study has completed enrollment (n=54), and data are expected in the second quarter of 2024. Pending supportive data from this bridging study, the tablet formulation would be used in future GSBR-1290 studies starting with the Phase 2b studies.

Forward Looking Statements

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects; any expectations regarding the safety, efficacy or tolerability of GSBR-1290 and other candidates under development based on the topline and interim clinical data from the Phase 2a study of GSBR-1290 in patients with T2DM and obesity, including the potential for increased efficacy with longer duration of treatment, the ability of GSBR-1290 to treat T2DM, obesity or related indications, the planned initiation and study design of the Company’s Phase 2b studies for GSBR-1290 in patients with T2DM and obesity and the timing thereof, the update from the PK/formulation study of GSBR-1290 and the planned timing thereof, the planned timing of the Company’s data results and continued development of GSBR-1290 and next generation combination GLP-1R candidates and expectations regarding a new tablet formulation GLP-1R. In addition, when or if used in this Form 8-K, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to the preliminary nature of the results due to length of the study and sample size, the risks that unblinded data is not consistent with blinded data, the risk that interim results of a clinical trial do not predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, as follow-up on the outcome of any particular patient continues, and as more patient data become available; the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the impact of any data collection omissions at any of its’ clinical sites, the Company’s ability to fund development activities and achieve development goals, the Company’s reliance on third parties, including clinical research organizations, manufacturers, suppliers and collaborators, over which it may not always have full control, the impact of any global pandemics, inflation, or supply chain issues on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, Quarterly Report on Form 10-Q filed with the SEC on November 17, 2023, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this Form 8-K speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 18, 2023.

99.2	Investor Presentation, dated December 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: December 18, 2023	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer